Exhibit 99.1

WEBSTER REPORTS
SECOND QUARTER 2022 EPS OF $1.00; ADJUSTED EPS OF $1.29
STAMFORD, Conn., July 21, 2022 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced net income available to common shareholders of $178.1 million, or $1.00 per diluted share, for the quarter ended June 30, 2022, compared to $92.1 million, or $1.01 per diluted share, for the quarter ended June 30, 2021.
Second quarter 2022 results include $66.5 million pre-tax, ($50.5 million after tax), or $0.29 per diluted share, of merger-related expenses. Excluding these expenses, earnings per diluted share would have been $1.29 for the quarter ended June 30, 2022. Reported results prior to the first quarter of 2022 reflect legacy Webster Financial results only.
“Our second quarter performance is a great reflection of the strength of Webster,” said John R. Ciulla, President and Chief Executive Officer. “We achieved strong and diverse loan growth, the quality of our core deposit franchise was evident in this rising rate environment, and we maintained our strong capital position, providing flexibility as we operate through a changing macro environment.”
Highlights for the second quarter of 2022:
•Revenue of $607.6 million.
•Period end loan and lease balance of $45.6 billion; 80 percent commercial loans and leases, 20 percent consumer loans, and a loan to deposit ratio of 86 percent.
•Period end deposit balance of $53.1 billion.
•Provision for credit losses totaled $12.2 million.
•Charges related to the merger and strategic initiatives totaled $66.5 million.
•Return on average assets of 1.10 percent; adjusted 1.41 percent (non-GAAP).
•Return on average tangible common equity of 14.50 percent; adjusted 18.45 percent (non-GAAP).
•Net interest margin of 3.28 percent includes net accretion of 0.19 percent.
•Common equity tier 1 ratio of 11.04 percent.
•Efficiency ratio (non-GAAP) of 45.25 percent.
•Tangible common equity ratio of 7.68 percent.
•Repurchased $100 million in shares under Webster's share repurchase program.
“Our financial performance illustrates both merger synergies and the organic growth we anticipate our company will produce,” said Glenn MacInnes, Executive Vice President and Chief Financial Officer. “On an adjusted basis, we generated a return on assets of 1.41 percent and return on tangible common equity of 18.5 percent. Earnings improvement was broad, with interest income, fees and expenses all trending positively.”
Increases in the balance sheet and income statement, when compared to a year ago, are largely attributable to the merger with Sterling Bancorp on January 31, 2022.

Line of Business performance compared to the second quarter of 2021
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through our business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, and treasury services business units. Additionally, our Wealth group provides wealth management solutions to business owners, operators, and consumers within our targeted markets and retail footprint. As of June 30, 2022, Commercial Banking had $36.6 billion in loans and leases and $20.5 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$333,421	$140,589	137.2%
Non-interest income	49,430	18,378	169.0
Operating revenue	382,851	158,967	140.8
Non-interest expense	102,720	46,275	(122.0)
Pre-tax, pre-provision net revenue	$280,131	$112,692	148.6

			Percent
	At June 30,		Increase/
(In millions)	2022	2021	(Decrease)
Loans and leases	$36,634	$14,654	150.0%
Deposits	20,501	8,729	134.9
AUA / AUM (off balance sheet)	2,266	2,863	(20.8)
Pre-tax, pre-provision net revenue increased $167.4 million to $280.1 million in the quarter as compared to prior year. The increase in balances and income was largely attributable to the merger. Net interest income increased $192.8 million to $333.4 million, with $177.1 million driven by the merger, and $15.7 million due to loan and deposit growth in the legacy Webster portfolios. Non-interest income increased $31.1 million to $49.4 million, with $27.6 million driven by the merger, and $3.5 million primarily driven by increased client hedging activity and growth in loan related fees. Non-interest expense increased $56.4 million to $102.7 million, with $50.6 million due to the merger, and $5.8 million primarily to support loan and deposit growth in the legacy Webster portfolios.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of June 30, 2022, HSA Bank had $11.1 billion in total footings comprising $7.8 billion in deposit balances and $3.3 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$49,558	$42,193	17.5%
Non-interest income	26,552	26,554	—
Operating revenue	76,110	68,747	10.7
Non-interest expense	37,540	32,423	(15.8)
Pre-tax, net revenue	$38,570	$36,324	6.2

			Percent
	At June 30,		Increase/
(Dollars in millions)	2022	2021	(Decrease)
Number of accounts (thousands)	3,077	2,995	2.7%

Deposits	$7,778	$7,323	6.2
Linked investment accounts (off balance sheet)	3,277	3,384	(3.1)
Total footings	$11,055	$10,707	3.3

Pre-tax net revenue increased $2.2 million to $38.6 million in the quarter as compared to prior year. Net interest income increased $7.4 million to $49.6 million, primarily due to an increase in net deposit spread and growth in deposits. Non-interest income was flat at $26.6 million. Non-interest expense increased $5.1 million to $37.5 million, primarily due to incremental expenses from Bend's acquired business and higher temporary help, consulting, and travel expenses.

Consumer Banking
Consumer Banking serves consumer and business banking customers primarily throughout southern New England and the New York Metro and Suburban markets. Consumer Banking is comprised of the Consumer Lending and Small Business Banking (businesses that have less than $2 million of revenue) business units, as well as a distribution network consisting of 202 banking centers and 359 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, our Webster Investment Services group provides investment services to consumers and small business owners within our targeted markets and retail footprint. As of June 30, 2022, Consumer Banking had $9.0 billion in loans and $23.8 billion in deposit balances, as well as $7.5 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended June 30,		Favorable/
(In thousands)	2022	2021	(Unfavorable)
Net interest income	$179,067	$93,075	92.4%
Non-interest income	30,784	24,098	27.7
Operating revenue	209,851	117,173	79.1
Non-interest expense	107,312	74,149	(44.7)
Pre-tax, pre-provision net revenue	$102,539	$43,024	138.3

			Percent
	At June 30,		Increase/
(In millions)	2022	2021	(Decrease)
Loans	$8,965	$6,821	31.4%
Deposits	23,841	12,795	86.3
AUA (off balance sheet)	7,536	4,198	79.5
Pre-tax, pre-provision net revenue increased $59.5 million to $102.5 million in the quarter as compared to prior year. The increase in balances and income was largely attributable to the merger. Net interest income increased $86.0 million to $179.1 million, with $72.1 million driven by the merger, and $13.9 million driven by deposit and loan growth coupled with lower interest paid on deposits. Non-interest income increased $6.7 million to $30.8 million, with $6.4 million driven by the merger and $2.0 million from higher deposit and loan service fees, partially offset by $1.7 million in lower mortgage banking and investment services income. Non-interest expense increased $33.2 million to $107.3 million, primarily driven by the incremental expenses from the merger.

Consolidated financial performance:
Quarterly net interest income compared to the second quarter of 2021:
•Net interest income was $486.7 million compared to $220.9 million.
•Net interest margin was 3.28 percent compared to 2.82 percent. The yield on interest-earning assets increased by 51 basis points, and the cost of interest-bearing liabilities increased by 5 basis points.
•Average interest-earning assets totaled $60.1 billion and increased by $28.5 billion, or 90.0 percent.
•Average loans and leases totaled $44.1 billion and grew by $22.7 billion, or 106.0 percent.
•Average deposits totaled $53.4 billion and grew by $24.7 billion, or 86.0 percent.
Quarterly provision for credit losses:
•The provision for credit losses reflects a $12.2 million expense in the quarter, contributing to a $2.1 million increase in the allowance for credit losses on loans and leases. The provision for credit losses reflected an expense of $188.8 million in the prior quarter, which included $175.1 million associated with day one accounting provision required for loans and leases acquired during the quarter from the Sterling merger, compared to a benefit of $21.5 million a year ago.
•Net charge-offs (recoveries) were $9.6 million, compared to $8.9 million in the prior quarter and $(1.2) million a year ago. The ratio of net charge-offs (recoveries) to average loans and leases on an annualized basis was 0.09 percent, compared to 0.10 percent in the prior quarter and (0.02) percent a year ago.
•The allowance for credit losses on loans and leases represented 1.25 percent of total loans and leases at June 30, 2022, compared to 1.31 percent at March 31, 2022 and 1.43 percent at June 30, 2021. The allowance represented 231 percent of nonperforming loans and leases at June 30, 2022 compared to 229 percent at March 31, 2022 and 255 percent at June 30, 2021.
Quarterly non-interest income compared to the second quarter of 2021:
•Total non-interest income was $120.9 million compared to $72.7 million, an increase of $48.2 million. The increase primarily reflects the impact of the merger with Sterling, along with higher deposit and loan related fees as a result of higher transactional activity.

Quarterly non-interest expense compared to the second quarter of 2021:
•Total non-interest expense was $358.2 million compared to $187.0 million, an increase of $171.2 million. Total non-interest expense includes a net $66.5 million of merger and strategic initiative charges compared to $18.2 million a year ago. Excluding those charges, total non-interest expense increased $122.9 million which primarily reflects the impact of the merger with Sterling.
Quarterly income taxes compared to the second quarter of 2021:
•Income tax expense was $54.8 million compared to $34.0 million, and the effective tax rate was 23.1 percent compared to 26.6 percent. The higher effective tax rate in the period a year ago reflects the effects of merger related expenses recognized during the period that were estimated to be largely nondeductible for tax purposes.
Investment securities:
•Total investment securities, net were $15.2 billion, compared to $15.1 billion at March 31, 2022 and $8.9 billion at June 30, 2021. The carrying value of the available-for-sale portfolio included $609.8 million of net unrealized losses, compared to net unrealized losses of $328.4 million at March 31, 2022 and net unrealized gains of $49.3 million at June 30, 2021. The carrying value of the held-to-maturity portfolio does not reflect $539.4 million of net unrealized losses, compared to net unrealized losses of $270.8 million at March 31, 2022 and net unrealized gains of $170.5 million at June 30, 2021.
Loans and Leases:
•Total loans and leases were $45.6 billion, compared to $43.5 billion at March 31, 2022 and $21.5 billion at June 30, 2021. Compared to March 31, 2022, commercial loans and leases increased by $1.1 billion, commercial real estate loans and leases increased by $0.6 billion, residential mortgages increased by $0.4 billion, and consumer loans decreased by $6.5 million.
•Compared to a year ago, commercial loans and leases increased by $10.1 billion, commercial real estate loans and leases increased by $11.7 billion, and residential mortgages increased by $2.4 billion, while consumer loans decreased by $29.6 million.
•Loan originations for the portfolio were $5.0 billion, compared to $2.6 billion in the prior quarter and $2.3 billion a year ago. In addition, $5.0 million of residential loans were originated for sale in the quarter, compared to $23.1 million in the prior quarter and $54.6 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $247.5 million, or 0.54 percent of total loans and leases, compared to $248.1 million, or 0.57 percent of total loans and leases, at March 31, 2022 and $120.7 million, or 0.56 percent of total loans and leases, at June 30, 2021. As of June 30, 2022, $90.3 million of nonperforming loans and leases were contractually current.
•Past due loans and leases were $51.7 million, compared to $71.5 million at March 31, 2022 and $18.4 million at June 30, 2021.
Deposits and borrowings:
•Total deposits were $53.1 billion, compared to $54.4 billion at March 31, 2022 and $28.8 billion at June 30, 2021. Core deposits to total deposits were 95.2 percent, compared to 94.8 percent at March 31, 2022 and 93.0 percent at June 30, 2021. The loan to deposit ratio was 86.0 percent, compared to 80.1 percent at March 31, 2022 and 74.4 percent at June 30, 2021.
•Total borrowings were $5.3 billion, compared to $1.6 billion at March 31, 2022 and $1.2 billion at June 30, 2021.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 9.09 percent and 14.50 percent, respectively, compared to 11.63 percent and 14.26 percent, respectively, in the second quarter of 2021.
•The tangible equity and tangible common equity ratios were 8.12 percent and 7.68 percent, respectively, compared to 8.35 percent and 7.91 percent, respectively, at June 30, 2021. The common equity tier 1 risk-based capital ratio was 11.04 percent, compared to 11.66 percent at June 30, 2021.
•Book value and tangible book value per common share were $43.82 and $28.31, respectively, compared to $35.15 and $28.99, respectively, at June 30, 2021.
•Repurchased $100 million in shares under Webster's share repurchase program.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. and its HSA Bank Division. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country's largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $68 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s second quarter 2022 earnings announcement will be held today, Thursday, July 21, 2022 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster's Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on July 21, 2022. To access the replay, dial 800-770-2030, or 647-362-9199 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully integrate the operations of Webster and Sterling Bancorp and realize the anticipated benefits of the merger; (2) our ability to successfully execute our business plan and strategic initiatives, and manage any risks or uncertainties; (3) our ability to successfully achieve the anticipated cost reductions and operating efficiencies from planned strategic initiatives, including process automation, organization simplification, and spending reductions, and avoid any higher than anticipated costs or delays in the ongoing implementation; (4) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (5) volatility and disruption in national and international financial markets, including as a result of geopolitical conflict such as the war between Russia and Ukraine; (6) the potential adverse effects of the ongoing novel coronavirus (COVID-19) pandemic, or other unusual and infrequently occurring events, and any governmental or societal responses thereto; (7) changes in laws and regulations, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which we and our subsidiaries must comply; (8) adverse conditions in the securities markets that lead to impairment in the value of our investment securities and goodwill; (9) inflation, changes in interest rates, and monetary fluctuations; (10) the replacement of and transition from the London Interbank Offered Rate (LIBOR) to the Secured Overnight Financing Rate (SOFR) as the primary interest rate benchmark; (11) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (12) changes in deposit flows, consumer spending, borrowings, and savings habits; (13) our ability to implement new technologies and maintain secure and reliable technology systems; (14) the effects of any cyber threats, attacks or events or fraudulent activity; (15) performance by our counterparties and vendors; (16) our ability to increase market share and control expenses; (17) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (18) changes in the level of non-performing assets and charge-offs; (19) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (20) the effect of changes in accounting policies and practices applicable to us, including the impact of recently adopted accounting guidance; (21) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (22) our ability to appropriately address social, environmental, and sustainability concerns that may arise from our business activities; and (23) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, ROATCE, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

Income and performance ratios:
Net income (loss)	$182,311	$(16,747)	$111,038	$95,713	$94,035
Net income (loss) available to common shareholders	178,148	(20,178)	109,069	93,745	92,066
Earnings (loss) per diluted common share	1.00	(0.14)	1.20	1.03	1.01
Return on average assets	1.10%	(0.12)%	1.26%	1.10%	1.12%
Return on average tangible common shareholders' equity (non-GAAP)	14.50	(1.36)	16.23	14.16	14.26
Return on average common shareholders’ equity	9.09	(1.25)	13.35	11.61	11.63
Non-interest income as a percentage of total revenue	19.90	20.88	28.44	26.73	24.77

Asset quality:
Allowance for credit losses on loans and leases	$571,499	$569,371	$301,187	$314,922	$307,945
Nonperforming assets	250,242	251,206	112,590	104,209	123,497
Allowance for credit losses on loans and leases / total loans and leases	1.25%	1.31%	1.35%	1.46%	1.43%
Net charge-offs (recoveries) / average loans and leases (annualized)	0.09	0.10	(0.02)	0.02	(0.02)
Nonperforming loans and leases / total loans and leases	0.54	0.57	0.49	0.47	0.56
Nonperforming assets / total loans and leases plus OREO	0.55	0.58	0.51	0.48	0.57
Allowance for credit losses on loans and leases / nonperforming loans and leases	230.88	229.48	274.36	309.44	255.05

Other ratios:
Tangible equity (non-GAAP)	8.12%	8.72%	8.39%	8.12%	8.35%
Tangible common equity (non-GAAP)	7.68	8.26	7.97	7.71	7.91
Tier 1 risk-based capital (a)	11.61	12.05	12.32	12.39	12.30
Total risk-based capital (a)	13.86	14.41	13.64	13.79	13.70
Common equity tier 1 risk-based capital (a)	11.04	11.46	11.72	11.77	11.66
Shareholders’ equity / total assets	11.83	12.55	9.85	9.57	9.86
Net interest margin	3.28	3.21	2.73	2.80	2.82
Efficiency ratio (non-GAAP)	45.25	48.73	54.85	54.84	56.64

Equity and share related:
Common equity	$7,713,809	$7,893,156	$3,293,288	$3,241,152	$3,184,668
Book value per common share	43.82	44.32	36.36	35.78	35.15
Tangible book value per common share (non-GAAP)	28.31	28.94	30.22	29.63	28.99
Common stock closing price	42.15	56.12	55.84	54.46	53.34
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	176,041	178,102	90,584	90,588	90,594
Weighted-average common shares outstanding - Basic	175,845	147,394	90,052	90,038	90,027
Weighted-average common shares outstanding - Diluted	175,895	147,533	90,284	90,232	90,221
(a) Presented as preliminary for June 30, 2022 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	June 30, 2022	March 31, 2022	June 30, 2021
Assets:
Cash and due from banks	$294,482	$240,435	$193,430
Interest-bearing deposits	607,323	552,778	1,386,463
Securities:
Available for sale	8,638,358	8,744,897	3,262,893
Held to maturity, net	6,547,998	6,362,254	5,623,243
Total securities, net	15,186,356	15,107,151	8,886,136
Loans held for sale	388	17,970	4,335
Loans and Leases:
Commercial	18,520,595	17,386,139	8,417,719
Commercial real estate	18,141,670	17,584,947	6,410,672
Residential mortgages	7,223,728	6,798,199	4,856,302
Consumer	1,760,750	1,767,200	1,790,308
Total loans and leases	45,646,743	43,536,485	21,475,001
Allowance for credit losses on loans and leases	(571,499)	(569,371)	(307,945)
Loans and leases, net	45,075,244	42,967,114	21,167,056
Federal Home Loan Bank and Federal Reserve Bank stock	329,424	206,123	76,874
Premises and equipment, net	449,578	490,004	215,716
Goodwill and other intangible assets, net	2,729,551	2,738,353	558,485
Cash surrender value of life insurance policies	1,228,484	1,222,898	570,380
Deferred tax asset, net	269,790	178,042	78,268
Accrued interest receivable and other assets	1,424,401	1,410,616	616,609
Total Assets	$67,595,021	$65,131,484	$33,753,752

Liabilities and Shareholders' Equity:
Deposits:
Demand	$13,576,152	$13,570,702	$6,751,373
Health savings accounts	7,777,786	7,804,858	7,323,421
Interest-bearing checking	9,547,749	9,579,839	3,843,725
Money market	10,884,656	11,964,649	3,442,319
Savings	8,736,712	8,615,138	5,471,584
Certificates of deposit	2,554,102	2,821,097	2,014,544
Total deposits	53,077,157	54,356,283	28,846,966
Securities sold under agreements to repurchase and other borrowings	1,743,782	518,733	507,124
Federal Home Loan Bank advances	2,510,810	10,903	138,444
Long-term debt	1,076,559	1,078,274	565,297
Accrued expenses and other liabilities	1,188,925	990,156	366,216
Total liabilities	59,597,233	56,954,349	30,424,047
Preferred stock	283,979	283,979	145,037
Common shareholders' equity	7,713,809	7,893,156	3,184,668
Total shareholders’ equity	7,997,788	8,177,135	3,329,705
Total Liabilities and Shareholders' Equity	$67,595,021	$65,131,484	$33,753,752

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three months ended June 30,		Six months ended June 30,
(In thousands, except per share data)	2022	2021	2022	2021
Interest income:
Interest and fees on loans and leases	$431,538	$185,919	$777,814	$376,455
Interest and dividends on securities	82,202	45,586	145,728	90,533
Loans held for sale	7	53	33	144
Total interest income	513,747	231,558	923,575	467,132
Interest expense:
Deposits	12,459	5,094	19,858	11,533
Borrowings	14,628	5,612	22,809	10,983
Total interest expense	27,087	10,706	42,667	22,516
Net interest income	486,660	220,852	880,908	444,616
Provision for credit losses	12,243	(21,500)	201,088	(47,250)
Net interest income after provision for loan and lease losses	474,417	242,352	679,820	491,866
Non-interest income:
Deposit service fees	51,385	41,439	99,212	81,908
Loan and lease related fees	27,907	7,862	50,586	16,175
Wealth and investment services	11,244	10,087	21,841	19,490
Mortgage banking activities	102	1,319	530	3,961
Increase in cash surrender value of life insurance policies	8,244	3,603	14,976	7,136
Other income	22,051	8,392	37,823	20,789
Total non-interest income	120,933	72,702	224,968	149,459
Non-interest expense:
Compensation and benefits	187,656	97,754	371,658	205,354
Occupancy	51,593	14,010	70,208	29,660
Technology and equipment	41,498	27,124	96,899	55,640
Marketing	3,441	3,227	6,950	5,731
Professional and outside services	15,332	21,025	69,423	30,801
Intangible assets amortization	8,802	1,132	15,189	2,271
Loan workout expenses	732	327	1,412	721
Deposit insurance	6,748	3,749	11,970	7,705
Other expenses	42,425	18,680	74,303	37,127
Total non-interest expense	358,227	187,028	718,012	375,010
Income before income taxes	237,123	128,026	186,776	266,315
Income tax expense	54,812	33,991	21,212	64,202
Net income	182,311	94,035	165,564	202,113
Preferred stock dividends	(4,163)	(1,969)	(7,594)	(3,938)
Net income available to common shareholders	$178,148	$92,066	$157,970	$198,175

Weighted-average common shares outstanding - Diluted	175,895	90,221	161,785	90,164

Earnings per common share:
Basic	$1.00	$1.02	$0.97	$2.19
Diluted	1.00	1.01	0.97	2.19

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Interest income:
Interest and fees on loans and leases	$431,538	$346,276	$189,985	$196,273	$185,919
Interest and dividends on securities	82,202	63,526	45,990	43,362	45,586
Loans held for sale	7	26	45	57	53
Total interest income	513,747	409,828	236,020	239,692	231,558
Interest expense:
Deposits	12,459	7,399	4,027	4,571	5,094
Borrowings	14,628	8,181	5,211	5,430	5,612
Total interest expense	27,087	15,580	9,238	10,001	10,706
Net interest income	486,660	394,248	226,782	229,691	220,852
Provision for credit losses	12,243	188,845	(15,000)	7,750	(21,500)
Net interest income after provision for loan and lease losses	474,417	205,403	241,782	221,941	242,352
Non-interest income:
Deposit service fees	51,385	47,827	40,544	40,258	41,439
Loan and lease related fees	27,907	22,679	9,602	10,881	7,862
Wealth and investment services	11,244	10,597	10,111	9,985	10,087
Mortgage banking activities	102	428	733	1,525	1,319
Increase in cash surrender value of life insurance policies	8,244	6,732	3,627	3,666	3,603
Other income	22,051	15,772	25,521	17,460	8,392
Total non-interest income	120,933	104,035	90,138	83,775	72,702
Non-interest expense:
Compensation and benefits	187,656	184,002	109,283	105,352	97,754
Occupancy	51,593	18,615	13,256	12,430	14,010
Technology and equipment	41,498	55,401	28,750	28,441	27,124
Marketing	3,441	3,509	2,599	3,721	3,227
Professional and outside services	15,332	54,091	9,360	7,074	21,025
Intangible assets amortization	8,802	6,387	1,118	1,124	1,132
Loan workout expenses	732	680	244	203	327
Deposit insurance	6,748	5,222	4,234	3,855	3,749
Other expenses	42,425	31,878	21,009	18,037	18,680
Total non-interest expense	358,227	359,785	189,853	180,237	187,028
Income (loss) before income taxes	237,123	(50,347)	142,067	125,479	128,026
Income tax expense (benefit)	54,812	(33,600)	31,029	29,766	33,991
Net income (loss)	182,311	(16,747)	111,038	95,713	94,035
Preferred stock dividends	(4,163)	(3,431)	(1,969)	(1,968)	(1,969)
Net income (loss) available to common shareholders	$178,148	$(20,178)	$109,069	$93,745	$92,066

Weighted-average common shares outstanding - Diluted	175,895	147,533	90,284	90,232	90,221

Earnings (loss) per common share:
Basic	$1.00	$(0.14)	$1.20	$1.03	$1.02
Diluted	1.00	(0.14)	1.20	1.03	1.01

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended June 30,
		2022			2021
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$44,120,698	$436,462	3.92%	$21,413,439	$186,681	3.46%
Investment securities (a)	15,165,514	85,958	2.22	8,834,859	46,582	2.13
Federal Home Loan and Federal Reserve Bank stock	262,695	2,072	3.16	77,292	382	1.98
Interest-bearing deposits (b)	488,870	980	0.79	1,270,121	347	0.11
Loans held for sale	18,172	7	0.15	8,898	53	2.37
Total interest-earning assets	60,055,949	$525,479	3.46%	31,604,609	$234,045	2.95%
Non-interest-earning assets	6,016,193			1,901,412
Total Assets	$66,072,142			$33,506,021

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$13,395,942	$—	—%	$6,774,206	$—	—%
Health savings accounts	7,812,313	1,125	0.06	7,446,735	1,650	0.09
Interest-bearing checking, money market and savings	29,486,846	10,165	0.14	12,365,074	1,603	0.05
Certificates of deposit	2,684,914	1,169	0.17	2,114,889	1,841	0.35
Total deposits	53,380,015	12,459	0.09	28,700,904	5,094	0.07

Securities sold under agreements to repurchase and other borrowings	1,064,304	2,677	1.00	500,638	860	0.68
Federal Home Loan Bank advances	1,156,449	3,164	1.08	138,483	534	1.52
Long-term debt (a)	1,077,395	8,787	3.38	565,874	4,218	3.22
Total borrowings	3,298,148	14,628	1.79	1,204,995	5,612	1.93
Total interest-bearing liabilities	56,678,163	$27,087	0.19%	29,905,899	$10,706	0.14%
Non-interest-bearing liabilities	1,268,461			288,716
Total liabilities	57,946,624			30,194,615

Preferred stock	283,979			145,037
Common shareholders' equity	7,841,539			3,166,369
Total shareholders' equity	8,125,518			3,311,406
Total Liabilities and Shareholders' Equity	$66,072,142			$33,506,021
Tax-equivalent net interest income		498,392			223,339
Less: tax-equivalent adjustments		(11,732)			(2,487)
Net interest income		$486,660			$220,852
Net interest margin			3.28%			2.82%

(a) For the purposes of our average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Six Months Ended June 30,
		2022			2021
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$40,039,437	$785,879	3.91%	$21,447,192	$377,969	3.51%
Investment securities (a)	14,298,347	153,227	2.12	8,862,314	92,859	2.13
Federal Home Loan and Federal Reserve Bank stock	214,792	2,893	2.72	77,461	619	1.61
Interest-bearing deposits (b)	643,210	1,433	0.44	976,873	523	0.11
Loans held for sale	18,046	33	0.36	11,610	144	2.48
Total interest-earning assets	55,213,832	$943,465	3.40%	31,375,450	$472,114	3.01%
Non-interest-earning assets	5,257,642			1,941,640
Total Assets	$60,471,474			$33,317,090

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$12,335,504	$—	—%	$6,606,464	$—	—%
Health savings accounts	7,786,035	2,212	0.06	7,448,943	3,257	0.09
Interest-bearing checking, money market and savings	26,915,923	15,184	0.11	12,181,295	3,323	0.06
Certificates of deposit	2,614,989	2,462	0.19	2,242,250	4,953	0.45
Total deposits	49,652,451	19,858	0.08	28,478,952	11,533	0.08

Securities sold under agreements to repurchase and other borrowings	822,017	3,634	0.88	511,622	1,495	0.58
Federal Home Loan Bank advances	586,857	3,220	1.09	137,143	1,047	1.52
Long-term debt (a)	987,353	15,955	3.36	566,462	8,441	3.22
Total borrowings	2,396,227	22,809	1.93	1,215,227	10,983	1.87
Total interest-bearing liabilities	52,048,678	$42,667	0.16%	29,694,179	$22,516	0.15%
Non-interest-bearing liabilities	1,010,331			339,949
Total liabilities	53,059,009			30,034,128

Preferred stock	260,183			145,037
Common shareholders' equity	7,152,282			3,137,925
Total shareholders' equity	7,412,465			3,282,962
Total Liabilities and Shareholders' Equity	$60,471,474			$33,317,090
Tax-equivalent net interest income		900,798			449,598
Less: tax-equivalent adjustments		(19,890)			(4,982)
Net interest income		$880,908			$444,616
Net interest margin			3.24%			2.87%

(a) For the purposes of our average yield/rate and margin computations, unsettled trades on investment securities and unrealized gain (loss) balances on securities available-for-sale and senior fixed-rate notes hedges are excluded.
(b) Interest-bearing deposits is a component of cash and cash equivalents.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Loan and Lease Balances (actual):
Commercial non-mortgage	$16,628,317	$15,578,594	$7,509,538	$7,172,345	$7,473,758
Asset-based lending	1,892,278	1,807,545	1,067,248	986,782	943,961
Commercial real estate	18,141,670	17,584,947	6,603,180	6,522,679	6,410,672
Residential mortgages	7,223,728	6,798,199	5,412,905	5,167,527	4,856,302
Consumer	1,760,750	1,767,200	1,678,858	1,731,002	1,790,308
Total Loan and Lease Balances	45,646,743	43,536,485	22,271,729	21,580,335	21,475,001
Allowance for credit losses on loans and leases	(571,499)	(569,371)	(301,187)	(314,922)	(307,945)
Loans and Leases, net	$45,075,244	$42,967,114	$21,970,542	$21,265,413	$21,167,056

Loan and Lease Balances (average):
Commercial non-mortgage	$15,850,507	$12,568,454	$7,304,985	$7,280,258	$7,545,398
Asset-based lending	1,851,956	1,540,301	1,010,874	956,535	937,580
Commercial real estate	17,756,151	13,732,925	6,575,865	6,510,100	6,365,830
Residential mortgages	6,905,509	6,322,495	5,309,127	5,036,329	4,738,859
Consumer	1,756,575	1,748,654	1,701,250	1,755,291	1,825,772
Total Loan and Lease Balances	$44,120,698	$35,912,829	$21,902,101	$21,538,513	$21,413,439

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Nonperforming loans and leases:
Commercial non-mortgage	$112,006	$108,460	$63,553	$40,774	$57,831
Asset-based lending	25,862	5,494	2,114	2,139	2,403
Commercial real estate	49,935	74,581	5,058	15,972	12,687
Residential mortgages	27,213	27,318	15,591	19,327	21,467
Consumer	32,514	32,258	23,462	23,558	26,353
Total nonperforming loans and leases	$247,530	$248,111	$109,778	$101,770	$120,741

Other real estate owned and repossessed assets:
Residential mortgages	$2,558	$2,582	$2,276	$1,759	$1,934
Consumer	154	513	536	680	822
Total other real estate owned and repossessed assets	$2,712	$3,095	$2,812	$2,439	$2,756
Total nonperforming assets	$250,242	$251,206	$112,590	$104,209	$123,497

Past due 30-89 days:
Commercial non-mortgage	$6,006	$8,025	$9,340	$5,537	$3,154
Asset-based lending	—	24,103	—	—	—
Commercial real estate	25,587	20,533	921	821	1,679
Residential mortgages	10,781	9,307	3,561	3,447	4,690
Consumer	9,275	9,379	5,576	7,158	8,829
Total past due 30-89 days	$51,649	$71,347	$19,398	$16,963	$18,352
Past due 90 days or more and accruing	8	124	2,507	107	25
Total past due loans and leases	$51,657	$71,471	$21,905	$17,070	$18,377

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ACL on loans and leases, beginning balance	$569,371	$301,187	$314,922	$307,945	$328,351
Initial allowance on PCD loans and leases (1)	—	88,045	—	—	—
Provision	11,728	189,068	(14,980)	7,898	(21,574)
Charge-offs:
Commercial portfolio	18,757	11,248	799	1,723	594
Consumer portfolio	896	1,120	1,382	2,053	2,808
Total charge-offs	19,653	12,368	2,181	3,776	3,402
Recoveries:
Commercial portfolio	7,765	1,364	1,107	142	836
Consumer portfolio	2,288	2,075	2,319	2,713	3,734
Total recoveries	10,053	3,439	3,426	2,855	4,570
Total net charge-offs (recoveries)	9,600	8,929	(1,245)	921	(1,168)
ACL on loans and leases, ending balance	$571,499	$569,371	$301,187	$314,922	$307,945

ACL on unfunded loan commitments, beginning balance	$19,640	$13,104	$12,170	$11,974	$12,800
Acquisition of Sterling	—	6,749	—	—	—
Provision	509	(213)	934	196	(826)
ACL on unfunded loan commitments, ending balance	$20,149	$19,640	$13,104	$12,170	$11,974
Total ending balance	$591,648	$589,011	$314,291	$327,092	$319,919
(1)Represents the establishment of the initial reserve for PCD loans and leases net of $48 million in charge-offs recognized upon completion of the merger in accordance with GAAP.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity (ROATCE) measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less certificates of deposit and brokered time deposits. Adjusted net income (loss) available to common shareholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated by excluding after tax non-operational items including merger-related expenses and the initial non-PCD provision related to the merger. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Efficiency ratio:
Non-interest expense	$358,227	$359,785	$189,853	$180,237	$187,028
Less: Foreclosed property activity	(358)	(75)	(347)	(142)	(137)
Intangible assets amortization	8,802	6,387	1,118	1,124	1,132
Operating lease depreciation	2,425	1,632	—	—	—
Strategic initiatives	(152)	(4,140)	600	(4,011)	1,138
Merger related	66,640	108,495	10,560	9,847	17,047
Debt prepayment costs	—	—	2,526	—	—
Non-interest expense	$280,870	$247,486	$175,396	$173,419	$167,848
Net interest income	$486,660	$394,248	$226,782	$229,691	$220,852
Add: Tax-equivalent adjustment	11,732	8,158	2,397	2,434	2,487
Non-interest income	120,933	104,035	90,138	83,775	72,702
Other	3,805	3,082	431	327	309
Less: Operating lease depreciation	2,425	1,632	—	—	—
Income	$620,705	$507,891	$319,748	$316,227	$296,350
Efficiency ratio	45.25%	48.73%	54.85%	54.84%	56.64%

Return on average tangible common shareholders' equity:
Net income (loss)	$182,311	$(16,747)	$111,038	$95,713	$94,035
Less: Preferred stock dividends	4,163	3,431	1,969	1,968	1,969
Add: Intangible assets amortization, tax-effected	6,954	5,046	883	888	894
Income (loss) adjusted for preferred stock dividends and intangible assets amortization	$185,102	$(15,132)	$109,952	$94,633	$92,960
Income (loss) adjusted for preferred stock dividends and intangible assets amortization, annualized basis	$740,408	$(60,528)	$439,808	$378,532	$371,840
Average shareholders' equity	$8,125,518	$6,691,490	$3,411,911	$3,375,401	$3,311,406
Less: Average preferred stock	283,979	236,121	145,037	145,037	145,037
Average goodwill and other intangible assets	2,733,827	2,007,266	556,784	557,902	559,032
Average tangible common shareholders' equity	$5,107,712	$4,448,103	$2,710,090	$2,672,462	$2,607,337
Return on average tangible common shareholders' equity	14.50%	(1.36)%	16.23%	14.16%	14.26%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Tangible equity:
Shareholders' equity	$7,997,788	$8,177,135	$3,438,325	$3,386,189	$3,329,705
Less: Goodwill and other intangible assets	2,729,551	2,738,353	556,242	557,360	558,485
Tangible shareholders' equity	$5,268,237	$5,438,782	$2,882,083	$2,828,829	$2,771,220
Total assets	$67,595,021	$65,131,484	$34,915,599	$35,374,258	$33,753,752
Less: Goodwill and other intangible assets	2,729,551	2,738,353	556,242	557,360	558,485
Tangible assets	$64,865,470	$62,393,131	$34,359,357	$34,816,898	$33,195,267
Tangible equity	8.12%	8.72%	8.39%	8.12%	8.35%

Tangible common equity:
Tangible shareholders' equity	$5,268,237	$5,438,782	$2,882,083	$2,828,829	$2,771,220
Less: Preferred stock	283,979	283,979	145,037	145,037	145,037
Tangible common shareholders' equity	$4,984,258	$5,154,803	$2,737,046	$2,683,792	$2,626,183
Tangible assets	$64,865,470	$62,393,131	$34,359,357	$34,816,898	$33,195,267
Tangible common equity	7.68%	8.26%	7.97%	7.71%	7.91%

Tangible book value per common share:
Tangible common shareholders' equity	$4,984,258	$5,154,803	$2,737,046	$2,683,792	$2,626,183
Common shares outstanding	176,041	178,102	90,584	90,588	90,594
Tangible book value per common share	$28.31	$28.94	$30.22	$29.63	$28.99

Core deposits:
Total deposits	$53,077,157	$54,356,283	$29,847,029	$30,026,327	$28,846,966
Less: Certificates of deposit	2,554,102	2,821,097	1,797,770	1,884,373	2,014,544
Core deposits	$50,523,055	$51,535,186	$28,049,259	$28,141,954	$26,832,422

Three months ended June 30, 2022
Adjusted ROATCE:
Net income	$182,311
Less: Preferred stock dividends	4,163
Add: Intangible assets amortization, tax-effected	6,954
Strategic initiatives, tax-effected	(116)
Merger related, tax-effected	50,583
Income adjusted for preferred stock dividends, intangible assets amortization, and other	$235,569
Income adjusted for preferred stock dividends, intangible assets amortization, and other, annualized basis	$942,276
Average shareholders' equity	$8,125,518
Less: Average preferred stock	283,979
Average goodwill and other intangible assets	2,733,827
Average tangible common shareholders' equity	$5,107,712
Adjusted return on average tangible common shareholders' equity	18.45%

Adjusted ROAA:
Net income	$182,311
Add: Strategic initiatives, tax-effected	(116)
Merger related, tax-effected	50,583
Income adjusted for strategic initiatives and merger related	$232,778
Income adjusted for strategic initiatives and merger related, annualized basis	$931,112
Average assets	$66,072,142
Adjusted return on average assets	1.41%

(In millions, except per share data)
GAAP to adjusted reconciliation:
	Three months ended June 30, 2022
	Pre-Tax Income	Net Income Available to Common Shareholders	Diluted EPS
Reported (GAAP)	$237.1	$178.1	$1.00
Strategic initiatives	(0.1)	(0.1)	—
Merger related expenses	66.6	50.6	0.29
Adjusted (non-GAAP)	$303.6	$228.6	$1.29